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                                                                    EXHIBIT 99.1

CONTACT:  PHILLIP D. KRAMER
          EXECUTIVE VICE PRESIDENT AND CFO
          (713) 654-1414 / (800) 934-6083


FOR IMMEDIATE RELEASE
---------------------


                           PLAINS RESOURCES COMPLETES
                              SALE OF $75,000,000
                       SENIOR SUBORDINATED NOTES DUE 2006


     (HOUSTON - SEPTEMBER 22, 1999) PLAINS RESOURCES INC. (AMEX:PLX) ANNOUNCED TODAY IT HAD COMPLETED THE PREVIOUSLY ANNOUNCED SALE OF $75 MILLION PRINCIPAL AMOUNT OF SENIOR SUBORDINATED NOTES DUE 2006, SERIES E. SUCH NOTES BEAR A STATED COUPON RATE OF 10.25% AND WERE ISSUED AT 101% OF PAR, FOR A YIELD-TO-WORST OF 9.97%. THE NEW BONDS WERE ISSUED PURSUANT TO A 144A PRIVATE PLACEMENT.

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

     PLAINS RESOURCES IS AN INDEPENDENT ENERGY COMPANY ENGAGED IN THE EXPLORATION, ACQUISITION, DEVELOPMENT AND EXPLOITATION OF CRUDE OIL AND NATURAL GAS AND THE MIDSTREAM ACTIVITIES OF MARKETING, TRANSPORTATION, TERMINALLING AND STORAGE OF CRUDE OIL. THE COMPANY IS HEADQUARTERED IN HOUSTON, TEXAS.

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